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                           IMPAC SECURED ASSETS CORP.,
                                  as Depositor,


                           IMPAC FUNDING CORPORATION,
                               as Master Servicer,


                                       and


                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                   as Trustee




                        _________________________________

                           AMENDMENT NO. 1 dated as of
                            February 15, 2001 to the


                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 1997

                        _________________________________


                       Mortgage Pass-Through Certificates

                                  Series 1997-3



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


          AMENDMENT No. 1 made as of this 15th day of February 2001, among Impac Secured Assets Corp. (the "Depositor"), Impac Funding Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee").

                             W I T N E S S E T H

          WHEREAS, the Depositor, the Trustee and the Master Servicer entered into a Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 1997, relating to the issuance of Mortgage Pass-Through Certificates, Series 1997-3; and

          WHEREAS, the Depositor, the Master Servicer and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with Section
11.01 of the Agreement.

          NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the Depositor, the Master Servicer and the Trustee agree as follows:

     1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

     2. The first sentence of the first paragraph of Section 5.02(d) of the Agreement is amended by deleting the clause "Subordinate" and substituting in its place the following: "Class B".

     3. The second paragraph of Section 5.02(d) of the Agreement is amended to read as follows:

     Any person purchasing a Class M or Residual Certificate shall be deemed to have represented that either: (i) such person is not a Plan subject to ERISA or the Code (or comparable provisions of any subsequent enactments) and is not acting, directly or indirectly, on behalf of any such Plan or acquiring such Certificate with Plan Assets; (ii) in the case of the Class M Certificate, it has acquired and is holding such Class M Certificates in reliance on the availability of Prohibited Transaction Exemption 2000-58 with respect to the purchase, sale and holding of such Certificates and the servicing, operation and management of the Trust, and that it understands that there are certain conditions to the availability of the Prohibited Transaction Exemption 2000-58, including that the Class M Certificates must be rated, at the time of purchase, not lower that "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's Investors Service, Inc; or (iii) the purchase of such Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement and the exemptive relief granted by the DOL pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60 is available with respect to the purchase, sale and holding of such Certificate.

     4. With respect to the Form of Class A Certificate provided as Exhibit A, the third paragraph of the face of the certificate is hereby deleted in its entirety.




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     5. With respect to the Form of Class M Certificate provided as Exhibit B-1, the third paragraph of the face of the certificate and the sixth paragraph of the body of the certificate are hereby amended to read as follows:

     Any person purchasing a Class M or Residual Certificate shall be deemed to have represented that either: (i) such person is not a Plan subject to ERISA or the Code (or comparable provisions of any subsequent enactments) and is not acting, directly or indirectly, on behalf of any such Plan or acquiring such Certificate with Plan Assets; (ii) in the case of the Class M Certificate, it has acquired and is holding such Class M Certificates in reliance on the availability of Prohibited Transaction Exemption 2000-58 with respect to the purchase, sale and holding of such Certificates and the servicing, operation and management of the Trust, and that it understands that there are certain conditions to the availability of the Prohibited Transaction Exemption 2000-58, including that the Class M Certificates must be rated, at the time of purchase, not lower that "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's Investors Service, Inc; or (iii) the purchase of such Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement and the exemptive relief granted by the DOL pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60 is available with respect to the purchase, sale and holding of such Certificate.


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


     IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.


                                   IMPAC SECURED ASSETS CORP.

                                   By:    /s/ Richard J. Johnson
                                   Name:      Richard J. Johnson
                                        ---------------------------------------
                                   Title:  Executive Vice President and Chief
                                           Financial Officer



                                   IMPAC FUNDING CORPORATION


                                   By:    /s/ Lisa A. Duehring
                                        ---------------------------------------
                                   Name:   Lisa A. Duehring
                                   Title:  Senior Vice President



                                   BANKERS TRUST COMPANY OF CALIFORNIA,
                                   N.A.


                                   By:    /s/ Paul T. Liu
                                        ---------------------------------------
                                   Name:   Paul T. Liu
                                   Title:  Vice President




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